Item 77I. Terms of New or Amended Securities
- Morgan Stanley Institutional Fund, Inc. - Insight Portfolio

The Board of Directors of Morgan Stanley
Institutional Fund, Inc. (the "Board of
Directors"), at a meeting duly convened and
held on September 28, 2011, adopted
resolutions which established an additional
portfolio of common stock, consisting of
three classes, designated as Insight Portfolio
- Class I, Insight Portfolio - Class H, Insight
Portfolio - Class L, and classified 500,000,000
shares of common stock as shares of
Insight Portfolio - Class I, 500,000,000
shares of common stock as shares of Insight
Portfolio - Class H, and 500,000,000 shares
of common stock as shares of Insight
Portfolio - Class L.   The terms applicable
to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of Morgan Stanley Institutional Fund, Inc.
as amended and supplemented (the
"Charter").  The shares of the Insight
Portfolio, when issued, are fully paid and nonassessable, and have no preference as to conversion, exchange, dividends, retirement or other features. The shares of the Insight
Portfolio have no pre-emptive rights. The shares of Morgan Stanley Institutional Fund,
Inc. have non-cumulative voting rights,
which means that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so. Shareholders are entitled to one vote for each full share held
(and a fractional vote for each fractional share held), then standing in their name on the books of Morgan Stanley Institutional Fund,
Inc. The Insight Portfolio is not subject to the liabilities of any other portfolio of Morgan
Stanley Institutional Fund, Inc.
Item 77I. Terms of New or Amended Securities
- Morgan Stanley Institutional Fund,
Inc. - Global Insight Portfolio

The Board of Directors of Morgan Stanley
Institutional Fund, Inc. (the "Board of
Directors"), at a meeting duly convened and
held on September 28, 2011, adopted
resolutions which established an additional
portfolio of common stock, consisting of
three  classes, designated as Global Insight
Portfolio - Class I, Global Insight Portfolio -
Class H, Global Insight Portfolio - Class L,
and classified 500,000,000 shares of
common stock as shares of Global Insight Portfolio
- Class I, 500,000,000 shares of
common stock as shares of Global Insight Portfolio
- Class H, and 500,000,000 shares of
common stock as shares of Global Insight Portfolio
- Class L.   The terms applicable to
the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of Morgan
Stanley Institutional Fund, Inc. as
amended and supplemented (the "Charter"). The shares of the Global Insight Portfolio, when issued, are fully paid and nonassessable, and have no preference as to conversion, exchange, dividends, retirement or other features.
The shares of the Global Insight
Portfolio have no pre-emptive rights. The shares of Morgan Stanley Institutional Fund,
Inc. have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so. Shareholders are entitled to one vote for each full share held (and a fractional vote for each fractional share held), then standing in their name on the books of Morgan Stanley Institutional Fund, Inc.
The Global Insight Portfolio is not subject to the liabilities of any other portfolio of Morgan
Stanley Institutional Fund, Inc.
Item 77I. Terms of New or Amended Securities
- Morgan Stanley Institutional Fund,
Inc. - Small Company Growth Portfolio

The Board of Directors of Morgan Stanley
Institutional Fund, Inc. (the "Board of
Directors"), at a meeting duly convened and held on June 6-7, 2011, adopted resolutions which established two additional classes of common stock, consisting of Small Company
Growth - Class H and Small Company Growth
- Class L, and classified 500,000,000
shares of common stock as shares of Small Company
Growth Portfolio - Class H and
500,000,000 shares of common stock as shares of Small Company Growth Portfolio -
Class L. The terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of Morgan
Stanley Institutional Fund, Inc. as amended and supplemented (the "Charter"). The shares of the Small Company Growth Portfolio, when issued, are fully paid and nonassessable, and have no preference as to conversion, exchange, dividends, retirement or other features. The shares of the Small
Company Growth Portfolio have no pre-
emptive rights.  The shares of Morgan Stanley
Institutional Fund, Inc. have non-
cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so. Shareholders are entitled to one vote for each full share held (and a fractional vote for each fractional share held), then standing in their name on the books of Morgan Stanley Institutional Fund, Inc.
The Small Company Growth Portfolio is not subject to the liabilities of any other portfolio of Morgan
Stanley Institutional Fund, Inc.
Item 77I. Terms of New or Amended Securities
- Morgan Stanley Institutional Fund,
Inc. - U.S. Real Estate Portfolio

The Board of Directors of Morgan Stanley
Institutional Fund, Inc. (the "Board of
Directors"), at a meeting duly convened and held on June 6-7, 2011, adopted resolutions which established two additional classes of common stock, consisting of U.S. Real Estate
- Class H and U.S. Real Estate - Class L, and classified 500,000,000 shares of common stock as shares of U.S. Real Estate Portfolio
- Class H and 500,000,000 shares of
common stock as shares of U.S. Real Estate
Portfolio - Class L. The terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of Morgan
Stanley Institutional Fund, Inc. as
amended and supplemented (the "Charter").
The shares of the U.S. Real Estate Portfolio, when issued, are fully paid and nonassessable, and have no preference as to conversion, exchange, dividends, retirement or other features. The shares of the U.S. Real Estate
Portfolio have no pre-emptive rights. The shares of Morgan Stanley Institutional Fund,
Inc. have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so. Shareholders are entitled to one vote for each full share held (and a fractional vote for each fractional share held), then standing in their name on the books of Morgan Stanley Institutional Fund, Inc. The
U.S. Real Estate Portfolio is not subject to the liabilities of any other portfolio of Morgan Stanley Institutional Fund, Inc.